                                                                      EXHIBIT 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report, dated February 14, 2002 included in this Annual Report on Form 10-K into the following previously filed American States Water Company and Southern California Water Company registration statements:

            ------------------------ ------------------   ---------------------
               Registration Form     Registration No.       Effective Date
            ------------------------ ------------------   ---------------------
                   S - 8 POS             333-47647         August 13, 1998
                     S - 3               333-68299        December 22, 1998
                     S - 3               333-88979         October 26, 1999
                     S - 8               333-39482          June 16, 2000
                     S - 3               333-73378        November 15, 2001
            ------------------------ ------------------ -----------------------


It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 2001 or performed any audit procedures subsequent to the date of our report.

Los Angeles, California
March 4, 2002